Exhibit 99.1

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ERIK SCHMIDT, on behalf of himself and all other similarly situated stockholders of BIOSCRIP, INC.,

Plaintiff,

v.	C.A. No. 2019-0430-SG

R. CARTER PATE, DANIEL E. GREENLEAF, DAVID GOLDING, MICHAEL GOLDSTEIN, CHRISTOPHER SHACKELTON, MICHAEL G. BRONFEIN and STEVEN NEUMAN,

Defendants.

STIPULATION AND [PROPOSED] ORDER CLOSING THE CASE

WHEREAS, on August 7, 2019, the Court entered an order in the above action (the “Action”) which, among other things, voluntarily dismissed the Action as moot, and retained jurisdiction solely for the purpose of determining Plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses (“Plaintiff’s Fee Application”);

WHEREAS, the parties have reached an agreement to resolve Plaintiff’s Fee Application with a payment to Plaintiff’s counsel on behalf of BioScrip, Inc. (now known as Option Care Health, Inc. (“Option Care”));

WHEREAS, the Court has not and will not pass judgment on the amount of the fee; and

WHEREAS, a form of notice (the “Notice”) disclosing the agreement and the fee is to be filed by Option Care in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) no later than December 31, 2019;

IT IS HEREBY STIPULATED AND AGREED, pursuant to Rules 23(e) and 41(a) of the Rules of the Court of Chancery, subject to the approval of the Court that:

1.           Counsel for Defendants shall cause the Notice, substantially in the form annexed hereto as Exhibit A, to be filed by Option Care in a Form 8-K to be filed with the SEC no later than December 31, 2019;

2.           Upon compliance with paragraph 1 herein, the Defendants shall file an affidavit (the “Affidavit”) with the Court (no later than five (5) business days after the Notice has been disseminated by Option Care in the Form 8-K) stating that paragraph 1 has been complied with;

3.           Upon the filing of the Affidavit:

a. The Court will no longer retain jurisdiction over the Action; and

b. The Action will be closed for all purposes.

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4.           Option Care or its designee shall pay Plaintiff’s counsel fees in the amount of $200,000 within ten (10) days of the date of the entry of this Order to an account designated by Plaintiff’s counsel.

/s/ Blake A. Bennett
Blake A. Bennett (#5133)
Of Counsel:	COOCH AND TAYLOR, P.A.
The Nemours Building
D. Seamus Kaskela	1007 N. Orange Street, Suite 1120
KASKELA LAW LLC	Wilmington, DE 19801
18 Campus Boulevard, Suite 100	(302) 984-3800
Newtown Square, PA 19073
(888) 715-1740	Counsel for Plaintiff

/s/ Brock E. Czeschin
Gregory Williams (#2168)
Of Counsel:	Brock E. Czeschin (#3938)
John M. O’Toole (#6448)
Adam H. Offenhartz	Kevin M. Regan (#6512)
Shireen A. Barday Mark H. Mixon, Jr.	RICHARDS, LAYTON & FINGER, P.A. One Rodney Square
GIBSON, DUNN & CRUTCHER LLP	920 North King Street
200 Park Avenue	Wilmington, Delaware 19801
New York, N.Y. 10166	(302) 651-7700
(212) 351-4000
Counsel for Defendants

Dated December 20, 2019

APPROVED AND SO ORDERED, this _____ day of __________, 20__.

Vice Chancellor Sam Glasscock III

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This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Sam Glasscock

File & Serve Transaction ID:	64548992

Current Date:	Dec 20, 2019

Case Number:	2019-0430-SG

/s/ Judge Glasscock, Sam